                          SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.  20549


                                       FORM 8-K


                  CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES AND EXCHANGE ACT OF 1934


                           Date of Report: January 9, 1997


                              JACOR COMMUNICATIONS, INC.


                                       DELAWARE
                    (State or Other Jurisdiction of Incorporation)


       0-12404                                           31-0978313
(Commission File No.)                          (IRS Employer Identification No.)


                            50 East RiverCenter Boulevard
                                      12th Floor
                                 Covington, KY 41011
                                    (606) 655-2276

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Item 5.  Other Events

    In January 1997, in addition to its previously announced acquisitions and exchanges, Jacor Communications, Inc. (the "Company"), through its subsidiaries, entered into (i) a binding purchase agreement with James E. Champlin and various affiliates of Mr. Champlin pursuant to which the Company will purchase the assets of WLKT-FM, Lexington, Kentucky, WLRS-FM, Louisville, Kentucky and WMCC-FM and WLOC-AM, Munfordville, Kentucky for an aggregate purchase price of $10.5 million, (ii) a binding purchase agreement with Lima Broadcasting Co. pursuant to which the Company will purchase the assets of WIMA-AM and WIMT-FM, Lima, Ohio, WBUK-FM, Fort Shawnee, Ohio and the construction permit for WLVZ-FM, St. Marys, Ohio for an aggregate purchase price of $6.5 million and (iii) a binding purchase agreement with The Great Lakes Talking Wireless Machine, LLC pursuant to which the Company will purchase the assets of WNVE-FM, South Bristol, New York for an aggregate purchase price of $5.5 million. Each of these transactions is subject to various conditions, including regulatory approval.

Item 7.  Financial Statements and Exhibits

(c) Exhibits

99.1     Press Release dated January 9, 1997.
99.2     Press Release dated January 14, 1997.
99.3     Press Release dated January 15, 1997.

Signatures

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       JACOR COMMUNICATIONS, INC.



Dated:   January 24, 1997             By: /s/R. Christopher Weber
                                          -------------------------------------
                                          R. Christopher Weber, Senior Vice
                                          President and Chief Financial Officer


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